EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock
Purchase Plan, and the 2000 Non-Employee Directors' Stock Option Plan of Exelixis, Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements of Exelixis, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/  Ernst  &  Young  LLP

Palo  Alto,  California
January  27,  2003